As filed with the Securities and Exchange Commission on December 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0238453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

236 Fifth Avenue, Suite 400
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

LIFEMD, INC. AMENDED AND RESTATED 2020 EQUITY AND INCENTIVE PLAN

DIRECTOR AND EMPLOYEE AGREEMENTS

(Full title of the plan)

Justin Schreiber

236 Fifth Avenue, Suite 400

New York, NY 10001

(866) 351-5907

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cam C. Hoang, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 492-6109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by LifeMD, Inc., a Delaware corporation (the “Registrant”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of 2,038,750 shares of common stock, par value $0.01 per share (the “Common Stock”) on a continuous or delayed basis that may be deemed to be “restricted” or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our employees, executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

2,038,750 Shares of Common Stock Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 2,038,750 shares of common stock, par value $0.01 per share, of LifeMD, Inc., a Delaware corporation (“Common Stock”), which are issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholders under (i) the LifeMD, Inc. Amended and Restated 2020 Equity and Incentive Plan (the “Plan”), including stock options and restricted stock units, (ii) certain agreements with directors of LifeMD, Inc. (the “Director Agreements”) or (iii) certain agreements and arrangements with executive officers and employees of LifeMD, Inc. (the “Employee Agreements”).

We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our employees and certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 12 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to restricted stock units and stock options granted to Selling Stockholders will be “restricted securities” or “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on Nasdaq under the symbol “LFMD.”

We are a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 21, 2023.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this Reoffer Prospectus, the terms “LifeMD,” the “Company,” “we,” “our” and “us” refer to LifeMD, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.lifemd.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 22, 2023 (File No. 001-39785);

(2)	the Company’s Current Reports on Form 8-K, filed with the Commission on February 10, 2023 , February 10, 2023 , March 23, 2023 , June 20, 2023 , June 22, 2023 , July 7, 2023 , July 14, 2023 , July 31, 2023 , November 14, 2023 and December 13, 2023 ;

(3)	the Company’s Definitive Proxy Statement, filed with the Commission on April 28, 2023 ;

(4)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 , filed with the Commission on May 12, 2023, the quarter ended June 30, 2023 , filed with the Commission on August 9, 2023, and the quarter ended September 30, 2023, filed with the Commission on November 8, 2023 ; and

(5)	the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

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All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Corporate Secretary

236 Fifth Avenue, Suite 400

New York, New York 10001

(866) 351-5907

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Reoffer Prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Reoffer Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;

●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks (such as COVID-19);

●	our ability to continue as a going concern;

●	our need to raise additional funds in the future;

●	our ability to successfully implement our business plan;

●	being able to scale our telehealth platform built to improve the experience and medical care provided to patients across the country;

●	intellectual property claims brought by third parties; and

●	the impact of any industry regulation.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Reoffer Prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this Reoffer Prospectus or to conform these statements to actual results or revised expectations.

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You should read this Reoffer Prospectus, the documents that incorporated by reference herein, and the documents we have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the registration statement and the other reports we file with the Commission, as described above under the heading “Incorporation of Certain Information by Reference,” at the Commission’s website at www.sec.gov.

Overview

LifeMD, Inc. is a direct-to-patient telehealth company providing patients a high-quality, cost-effective, and convenient way of accessing comprehensive, virtual healthcare. We believe the traditional model of visiting a doctor’s office, traveling to a local pharmacy, and returning for follow up care or prescription refills is complex, inefficient, and costly, and discourages many individuals from seeking much needed medical care. LifeMD, Inc. is positioned to elevate the healthcare experience through telehealth with our proprietary technology platform, affiliated provider network, broad treatment capabilities, and unique ability to nurture patient relationships.

The LifeMD, Inc. telehealth platform seamlessly integrates a clinician-centric electronic medical record (“EMR”) system, proprietary algorithms for case-load balancing and scheduling, customer relationship management (“CRM”) functionality, remote and in-home lab testing, and digital prescription capabilities, patient-provider audio/video interfacing, cloud pharmacy fulfillment, and more. Our proprietary technology platform, combined with our 50-state affiliated provider network, enables the management of virtual treatment offerings and complex patient journeys for hundreds of conditions spanning men’s and women’s health, dermatology, urgent, and primary care, chronic care management and more. Our telehealth offerings in general seek to connect patients to licensed providers for diagnoses, virtual care, and prescription medications when appropriate. We also offer over-the-counter (“OTC”) products that are complementary to the conditions we treat. Our virtual primary care services are primarily offered on a subscription basis.

Our mission is to empower people to live healthier lives by increasing access to high quality and affordable virtual and in-home healthcare. We believe our success has and will continue to be attributable to an amazing patient experience, retaining the highest-quality providers in the industry, and our end-to-end technology platform. We plan to build a diverse portfolio of differentiated telehealth service offerings that meet the needs of a growing and diversified patient base.

Since inception, we have helped approximately 803,000 customers and patients, providing them greater access to high-quality, convenient, and affordable care in all 50 states. Total revenue from recurring subscriptions is approximately 93%. In addition to our telehealth business, we own 73.32% of WorkSimpli, which operates PDFSimpli, a rapidly growing software as a service platform for converting, signing, editing, and sharing PDF documents. This business has seen 65% year-over-year revenue growth, with recurring revenue of 100%.

The mailing address of our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 2,038,750 shares of Common Stock issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholder under the Director Agreements, the Employee Agreements or the Plan, including stock options and restricted stock units. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described below and under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated under Part II, Item 1A: “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of December 12, 2023 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, New York 10001.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

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Selling Stockholder	Shares of Common Stock Owned Before Resale (1)	Percentage of Common Stock Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering (1)	Shares of Common Stock Owned After Resale (2)	Percentage of Common Stock Owned After Resale (2)(3)
Marc Benathen	98,904	*	86,250	12,654	*
Eric Yecies	75,000	*	75,000	-	*
Brad Roberts	102,632	*	50,000	52,632	*
Dennis Wijnker	80,000	*	80,000	-	*
Maria Stan	22,679	*	22,500	179	*
Nicholas Alvarez	205,000	*	25,000	180,000	*
Robert Jindal	131,250	*	131,250	-	*
Dr. Joan LaRovere, M.D.	75,000	*	75,000	-	*
John R. Strawn, Jr.	513,347	1.4	190,000	323,347	*
Dr. Joseph V. DiTrolio, M.D.	225,900	*	111,000	114,900	*
Naveen Bhatia	418,599	1.1	172,250	246,349	*
Roberto Simon	100,000	*	100,000	-	*
Will Febbo	137,500	*	105,000	32,500	*
Kenny Bae	158,000	*	158,000	-	*
David Ferenczi	32,500	*	32,500	-	*
Kevin Veal	202,901	*	145,000	57,901	*
John Leone	41,000	*	41,000	-	*
Andy Fligel	3,000	*	3,000	-	*
Justin Stroup	6,000	*	6,000	-	*
Nattajohn Rojanasupya	3,000	*	3,000	-	*
Ryan Norton	27,000	*	27,000	-	*
James Porte	15,000	*	15,000	-	*
Troy Anderson	3,000	*	3,000	-	*
Mason Rhodes	3,000	*	3,000	-	*
Michael Scully	37,500	*	37,500	-	*
Jeffrey Fasulkey	3,000	*	3,000	-	*
Royce Durnford	6,000	*	6,000	-	*
Raja Sharma	3,000	*	3,000	-	*
Max Ryan	6,000	*	6,000	-	*
Dylan Wheeler	4,500	*	4,500	-	*
John McMillin	60,000	*	60,000	-	*
Sunoo Bertsch	3,000	*	3,000	-	*
John Chennavasin	4,500	*	4,500	-	*
Paul Bautista	7,500	*	7,500	-	*
Erick Perez	3,000	*	3,000	-	*
Brian Schreiber	50,000	*	50,000	-	*
Stephanie Sumell	30,000	*	30,000	-	*
Tucker Crisfield	36,006	*	36,000	6	*
Michael Angulo	60,000	*	60,000	-	*
Ernest Ibarra	65,000	*	65,000	-	*

*	Less than 1%

(1)	Includes shares of Common Stock owned or issuable on option exercise to the person as of the Determination Date.

(2)	Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(3)	Percentages are based on the 38,143,101 shares of Common Stock outstanding as of the Determination Date.

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Other Material Relationships with the Selling Stockholders

Marc Benathen, Eric Yecies, Brad Roberts, Dennis Wijnker, Maria Stan and Nick Alvarez are executive officers of the Company. Robert Jindal, Dr. Joan LaRovere, M.D., John R. Strawn, Jr., Dr. Joseph V. DiTrolio, M.D., Naveen Bhatia, Roberto Simon and Will Febbo are directors of the Company. The rest of the Selling Stockholders are non-executive employees.

Director Arrangements

Jindal Director and Consulting Agreement

On June 14, 2023, the Company and Mr. Jindal entered into a consulting agreement, whereby Mr. Jindal will assist the Company with business development initiatives for a term of two years. Pursuant to the consulting agreement, Mr. Jindal shall receive 225,000 restricted shares of the Company, vesting over an eighteen-month period.

On September 14, 2022, the Company and Mr. Jindal entered into a director agreement, whereby, as compensation for his services as a member of the Board of Directors (the “Board”) of LifeMD, Inc., Mr. Jindal received: (i) 75,000 restricted shares, with 37,500 restricted shares that vested immediately and 37,500 restricted shares vest on September 14, 2024, and (ii) options to purchase 37,500 shares of common stock, vesting in four equal tranches on the 90, 180, 270 and 365-day anniversary of the director agreement.

LaRovere Director Agreement

On February 9, 2023, the Company and Dr. LaRovere entered into a director agreement, whereby, as compensation for her services as a member of the Board, Dr. LaRovere received: (i) 75,000 restricted shares, with 37,500 restricted shares that vested immediately and 37,500 restricted shares vesting on February 9, 2025, and (ii) options to purchase 37,5000 shares of common stock, vesting on February 9, 2025.

Strawn Director Agreement

On August 25, 2023, the Company and Mr. Strawn entered into a third renewed director agreement, whereby, as compensation for his ongoing services as a member of the Board and as Chairman of the Compensation and Nominating Committees, Mr. Strawn received a grant of 50,000 restricted shares of the Company, vesting immediately upon execution of the director agreement.

On November 22, 2022, the Company and Mr. Strawn entered into a second renewed director agreement, whereby, as compensation for his ongoing services as a member of the Board and as Chairman of the Compensation and Nominating Committees, Mr. Strawn received a grant of 10,000 restricted shares of the Company, vesting quarterly beginning September 30, 2022.

On September 7, 2021, the Company and Mr. Strawn entered into a renewed director agreement, whereby, as compensation for his ongoing services as a member of the Board and as Chairman of the Compensation and Nominating Committees, Mr. Strawn received a grant of 10,000 restricted shares of the Company, vesting quarterly beginning September 30, 2021.

DiTrolio Director Agreement

On November 22, 2022, the Company and Dr. DiTrolio entered into a second renewed director agreement, whereby, as compensation for his services as a member of the Board, Dr. DiTrolio shall receive 8,000 restricted shares, vesting quarterly as follows: (i) 4,000 restricted shares for the first two quarters of service vested on December 31, 2022, (ii) 2,000 restricted shares for the third quarter of service vest on March 31, 2023, and (iii) the final 2,000 restricted shares vest on the earlier of the annual stockholders’ meeting or June 30, 2023.

On September 21, 2021, the Company and Mr. DiTrolio entered into a renewed director agreement, whereby, as compensation for his services as a member of the Board, Mr. DiTrolio shall receive 8,000 restricted shares, vesting quarterly beginning on September 30, 2021.

Bhatia Director and Consulting Agreement

On June 14, 2023, the Company and Mr. Bhatia entered into a consulting agreement, whereby Mr. Bhatia will assist the Company with business development initiatives for a term of two years. Pursuant to the consulting agreement, Mr. Bhatia shall receive 225,000 restricted shares, vesting over an eighteen-month period.

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On November 22, 2022, the Company and Mr. Bhatia entered into a renewed director agreement, whereby, as compensation for his services as a member of the Board, Mr. Bhatia shall receive 8,000 restricted shares, vesting quarterly as follows: (i) 4,000 restricted shares for the first two quarters of service vested on December 31, 2022, (ii) 2,000 restricted shares for the third quarter of service vest on March 31, 2023, and (iii) the final 2,000 restricted shares vest on the earlier of the annual stockholders’ meeting or June 30, 2023.

On September 8, 2021, the Company and Mr. Bhatia also entered into a consulting agreement, whereby Mr. Bhatia will assist the Company with its capital markets strategy, business development initiatives and growth strategy for a term of one year. Pursuant to the consulting agreement, Mr. Bhatia received a stock option to purchase 100,000 shares of the Company’s common stock, par value $0.01 per share, with an exercise price of $7.07 per share.

Simon Director Agreement

On August 21, 2023, the Company and Mr. Simon entered into a third renewed director agreement, whereby, as compensation for his ongoing services as a member of the Board and as Chairman of the Audit Committee, Mr. Simon received a grant of 50,000 restricted shares of the Company, vesting immediately upon execution of the director agreement.

On July 1, 2022, the Company and Mr. Simon entered into a second renewed director agreement whereby, as compensation for his ongoing services as a member of the Board and as Chairman of the Audit Committee, Mr. Simon received a grant of 20,000 restricted shares of the Company, vesting quarterly beginning September 30, 2022.

On July 30, 2021, the Company and Mr. Simon entered into the renewed director agreement whereby, as compensation for his ongoing services as a member of the Board and as Chairman of the Audit Committee, Mr. Simon received a grant of 10,000 restricted shares of the Company, vesting quarterly beginning September 30, 2021.

Febbo Director and Consulting Agreement

On June 20, 2023, the Company and Mr. Febbo entered into a director agreement, whereby Mr. Febbo received (i) a grant of 75,000 restricted shares of the Company’s common stock, with 37,500 restricted shares vesting immediately and 37,500 restricted shares vesting on the two-year anniversary of the director agreement and (ii) a stock option to purchase 37,500 shares of the Company’s common stock, vesting on the two-year anniversary of the director agreement.

On May 30, 2023, prior to his appointment to the Board, Mr. Febbo entered into a consulting agreement with the Company, pursuant to which he provides certain investor relations and strategic business development services, in consideration for 375,000 restricted shares of the Company’s common stock, which will vest in quarterly installments from August 30, 2023 through November 30, 2024.

Employment Relationships

Benathen Employment Agreement

On February 4, 2021, Marc Benathen, the Chief Financial Officer, entered into an employment agreement (the “Benathen Employment Agreement”) with the Company. The Benathen Employment Agreement is for an indefinite term and may be terminated with or without cause. To induce Mr. Benathen to enter into the Benathen Employment Agreement, Mr. Benathen was granted a signing bonus of 15,000 restricted stock units. In addition to the restricted stock units, Mr. Benathen received stock options to purchase up to 200,000 shares of Common Stock.

On January 27, 2022, the Company and Mr. Benathen entered into the first amendment to the Benathen Employment Agreement (the “First Amendment to the Benathen Employment Agreement”), pursuant to which the Company granted Mr. Benathen a long-term incentive award of 75,000 restricted stock units, with 25,000 units vesting on the grant date and the first and second anniversaries of the grant date, and 250,000 performance share. The performance share units vest upon the achievement of: (1) key revenue and EBITDA milestones and (2) share price appreciation milestones throughout a five-year performance period.

On July 11, 2023, the Company and Mr. Benathen entered into the second amendment to the Benathen Employment Agreement. In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Benathen Employment Agreement, and 250,000 performance share units, which were granted pursuant to the First Amendment to the Benathen Employment Agreement, Mr. Benathen received the following awards: (i) 125,000 restricted shares of Common Stock, with 50,000 restricted shares of Common Stock vesting on January 1, 2024; and 75,000 restricted shares vesting on January 1, 2025; (ii) 261,250 restricted shares of Common Stock vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a four-year performance period; and (iii) 150,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period. In addition, vesting accelerated immediately on 25,000 restricted stock units previously granted to Mr. Benathen under the First Amendment to the Benathen Employment Agreement.

Upon termination of Mr. Benathen without cause, the Company shall pay or provide to Mr. Benathen severance pay equal to his then-current monthly base salary for six months from the date of termination, during which time Mr. Benathen shall continue to receive all employee benefits and employee benefit plans as described in the Benathen Employment Agreement. As a full-time employee of the Company, Mr. Benathen will be eligible to participate in all of the Company’s benefit programs.

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Yecies Employment Agreement

On November 20, 2020, Eric Yecies, the Chief Legal Officer and General Counsel, entered into an Employment Agreement (the “Yecies Employment Agreement”) with the Company. The Yecies Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Yecies Employment Agreement, Mr. Yecies is entitled to receive a stock option to purchase up to 200,000 shares of Common Stock.

On January 27, 2022, the Company and Mr. Yecies entered into the first amendment to the Yecies Employment Agreement (the “First Amendment to the Yecies Employment Agreement”), pursuant to which the Company granted Mr. Yecies a long-term incentive award of 37,500 restricted stock units, with 12,500 units vesting on the grant date and the first and second anniversaries of the grant date, and 105,000 performance share units. The performance share units vest upon the achievement of: (1) key revenue and EBITDA milestones and (2) share price appreciation milestones throughout a five-year performance period.

On June 15, 2023, the Company and Mr. Yecies entered into the second amendment to the Yecies Employment Agreement (the “Second Amendment to the Yecies Employment Agreement”). In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Yecies Employment Agreement, and 105,000 performance share units, which were granted pursuant to the First Amendment to the Yecies Employment Agreement, Mr. Yecies received the following awards: (i) 150,000 restricted shares of Common Stock, with 12,500 restricted shares of Common Stock immediately vesting on the effective date of the Second Amendment to the Yecies Employment Agreement; 37,500 restricted shares of Common Stock vesting on November 20, 2023; and 100,000 restricted shares of Common Stock vesting on January 1, 2024; (ii) 150,000 restricted shares of Common Stock vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a four-year performance period; and (iii) 75,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period.

Upon termination of Mr. Yecies without cause, the Company shall pay or provide to Mr. Yecies severance pay equal to his then current monthly base salary for four months from the date of termination, during which time Mr. Yecies shall continue to receive all employee benefits and employee benefit plans as described in the Yecies Employment Agreement.

Roberts Employment Agreement

On December 21, 2020, the Company entered into an amended and restated employment agreement (the “Amended and Restated Roberts Employment Agreement”) with Brad Roberts, the Company’s Chief Operating Officer. The Amended and Restated Roberts Employment Agreement supersedes and replaces Mr. Roberts’ prior employment agreement with the Company. The Amended and Restated Roberts Employment Agreement is for an indefinite term and may be terminated with or without cause. Pursuant to the Amended and Restated Roberts Employment Agreement, Mr. Roberts was granted: (i) stock options to purchase up to 200,000 shares of Common Stock; and (ii) 10,000 restricted stock units, which shall vest upon the one-year anniversary of the Amended and Restated Roberts Employment Agreement

On June 15, 2021, the Company and Mr. Roberts entered into the first amendment to the Amended and Restated Roberts Employment Agreement, which amended Mr. Roberts’ base salary and the terms of his annual bonus.

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On June 29, 2021, the Company and Mr. Roberts entered into the second amendment to the Amended and Restated Roberts Employment Agreement (the “Second Amendment to the Amended and Restated Roberts Employment Agreement”), pursuant to which Mr. Roberts was granted a long-term incentive award of 300,000 restricted shares subject to vesting upon the achievement of key revenue milestones.

On June 13, 2023, the Company and Mr. Roberts entered into the third amendment to the Amended and Restated Roberts Employment Agreement (the “Third Amendment to the Amended and Restated Roberts Employment Agreement”). In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Amended and Restated Roberts Employment Agreement, and 300,000 restricted shares of Common Stock, which were granted pursuant to the Second Amendment to the Amended and Restated Roberts Employment Agreement, Mr. Roberts received the following awards pursuant to the Third Amendment to the Amended and Restated Roberts Employment Agreement: (i) 150,000 restricted shares of Common Stock, vesting on January 1, 2024; (ii) 300,000 restricted shares of Common Stock vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a four-year performance period; and (iii) 150,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period.

Wijnker Employment Agreement

On December 29, 2021, Dennis Wijnker, the Chief Technology Officer, entered into an Employment Agreement (the “Wijnker Employment Agreement”) with the Company. The Wijnker Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Wijnker Employment Agreement, Mr. Wijnker is entitled to receive a stock option to purchase up to 80,000 shares of Common Stock.

Stan Employment Agreement

On March 15, 2021, Maria Stan, the Principal Accounting Officer and Corporate Controller, entered into an Employment Agreement (the “Stan Employment Agreement”) with the Company. The Stan Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Stan Employment Agreement, Ms. Stan is entitled to receive 12,500 restricted stock units and a stock option to purchase up to 90,000 shares of Common Stock.

On February 4, 2022, Ms. Stan entered into the first amendment to the Stan Employment Agreement with the Company (the “First Amendment to the Stan Employment Agreement”), whereby the Company granted her an additional long-term incentive award of 15,000 restricted stock units, with 5,000 units vesting on the grant date and the first and second anniversaries of the grant date, and 50,000 performance share units. The performance share units vest upon the achievement of: (1) key revenue and EBITDA milestones and (2) share price appreciation milestones throughout a four-year performance period.

On November 8, 2023, Ms. Stan entered into the second amendment to the Stan Employment Agreement with the Company (the “Second Amendment to the Stan Employment Agreement”). In exchange for the cancellation of stock options exercisable for 90,000 shares of Common Stock, which were granted pursuant to the Stan Employment Agreement, and 50,000 performance share units, which were granted pursuant to the First Amendment to the Stan Employment Agreement, Ms. Stan received the following awards pursuant to the Second Amendment to the Stan Employment Agreement: (i) 80,000 restricted shares of Common Stock, with 40,000 restricted shares of Common Stock vesting on January 1, 2024 and 40,000 restricted shares of Common Stock vesting on January 1, 2025; (ii) 20,000 restricted shares of Common Stock vesting based on personal performance over a one-year performance period; and (iii) accelerated vesting of 8,125 restricted shares of Common Stock previously granted under the First and Second Amendments to the Stan Employment Agreement to January 1, 2024.

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Upon termination of Ms. Stan without cause, the Company shall pay or provide to Ms. Stan severance pay equal to her then current monthly base salary for four months from the date of termination, during which time Ms. Stan shall continue to receive all employee benefits and employee benefit plans as described in the Stan Employment Agreement.

Alvarez Employment Agreement

On December 8, 2020, the Company entered into an Amended and Restated Employment Agreement (the “Amended Alvarez Employment Agreement”) with its Chief Acquisition Officer, Nicholas Alvarez, amending and restating in its entirety the employment agreement between the Company and Alvarez, dated July 26, 2018. Pursuant to the Amended Alvarez Employment Agreement, Mr. Alvarez was granted options to purchase up to 200,000 shares of Common Stock.

Additionally, pursuant to the Amended Alvarez Employment Agreement, Mr. Alvarez is eligible to receive up to 300,000 restricted stock units of Common Stock, subject to the Company’s Telemedicine Brands (as defined in the Amended Alvarez Employment Agreement) achieving certain revenue milestones in accordance with the Amended Alvarez Employment Agreement. The restricted stock units, if, and to the extent issued, will vest upon the earlier of a Change of Control (as defined in the Amended Alvarez Employment Agreement) or December 8, 2023.

On July 26, 2023, Mr. Alvarez entered into a First Amendment to the Amended and Restated Alvarez Employment Agreement with the Company. In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Amended Alvarez Employment Agreement, and restructuring of the milestones and vesting of 300,000 restricted stock units of Common Stock, which were granted pursuant to the Amended Alvarez Employment Agreement, Mr. Alvarez received the following awards pursuant to the First Amendment to the Amended and Restated Alvarez Employment Agreement: (i) 150,000 restricted shares of Common Stock, with 25,000 restricted shares of Common Stock vesting on the effective date of the First Amendment to the Amended and Restated Alvarez Employment Agreement, 50,000 restricted shares of Common Stock vesting on January 1, 2024 and 75,000 restricted shares of Common Stock vesting on January 1, 2025; (ii) 150,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period; and (iii) restructuring of the milestones and vesting of 300,000 restricted stock units previously granted under the Amended Alvarez Employment Agreement to include key revenue and EBITDA milestones.

Upon termination by the Company of Mr. Alvarez without Good Cause (as defined in the Amended Alvarez Employment Agreement), or by Mr. Alvarez for Good Reason (as defined in the Amended Alvarez Employment Agreement), on the six-month anniversary of such termination (the “Six-Month Termination Anniversary”), the Company shall pay to Mr. Alvarez one lump-sum payment equal to his then current monthly base salary for the six months from the date of termination, plus a pro-rata share of any bonus earned for the year of termination. Additionally, upon such termination, Mr. Alvarez shall continue to receive all employee benefits, including if elected, the Company paying Mr. Alvarez’s COBRA premiums to continue Mr. Alvarez’s coverage, and employee benefit plans as described in the Amended Alvarez Employment Agreement for the period from the date of termination until the Six-Month Termination.

Indemnification of Directors and Officers

Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each director has entered into a Director Agreement which includes indemnification provisions.

Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Dorsey & Whitney LLP will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2022, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal year ended December 31, 2022, which report is incorporated by reference in this Reoffer Prospectus. We have incorporated by reference our financial statements in this Reoffer Prospectus and in this Registration Statement in reliance on the report of Marcum LLP given on their authority as experts in accounting and auditing.

Friedman LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal year ended December 31, 2021, which report is incorporated by reference in this Reoffer Prospectus. We have incorporated by reference our financial statements in this Reoffer Prospectus and in this Registration Statement in reliance on the report of Friedman LLP given on their authority as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 22, 2023 (File No. 001-39785);

(2)	the Company’s Current Reports on Form 8-K, filed with the Commission on February 10, 2023 , February 10, 2023 , March 23, 2023 , June 20, 2023 , June 22, 2023 , July 7, 2023 , July 14, 2023 , July 31, 2023 , November 14, 2023 and December 13, 2023 ;

(3)	the Company’s Definitive Proxy Statement, filed with the Commission on April 28, 2023 ;

(4)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 , filed with the Commission on May 12, 2023, for the quarter ended June 30, 2023 , filed with the Commission on August 9, 2023, and the quarter ended September 30, 2023 , filed with the Commission on November 8, 2023; and

(5)	the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each director has entered into a Director Agreement which includes indemnification provisions.

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Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

The securities offered under the Resale Prospectus were issued by the Company to the Selling Stockholders did not involve any underwriters, underwriting discounts or commissions, or any public offering. The Company relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated by the SEC under the Act.

The Selling Stockholders are directors, officers and employees of the Company who have represented that they can bear the economic risk of an investment in the Common Stock for an indefinite period of time, have had an opportunity to ask questions about the offering of the Common Stock and about the Company, and understand that the investment in the Common Stock involves a high degree of risk.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation, As Amended
4.2	Bylaws of Immudyne, Inc. effective April 9, 2018
4.3	Form of Convertible Note.
4.4	Form of Warrant.
4.5	Form of Convertible Redeemable Promissory Note
4.6	Form of PA Warrant
4.7	LifeMD, Inc. Amended and Restated 2020 Equity and Incentive Plan
4.8	Form of Non-Qualified Option Agreement (Non-Employee Director Awards)
4.9	Form of Non-Qualified Option Agreement (Employee Awards)
4.10	Form of Restricted Stock Award Agreement
4.11	Description of Securities
4.12	Form of Debenture
4.13	Form of Warrant
4.14	Form of Senior Indenture
4.15	Form of Subordinated Indenture
4.16*	Stock Option Agreement, dated January 2, 2017, between ImmuDyne, Inc. and John R. Strawn
4.17	Director Agreement, dated September 4, 2014, between ImmuDyne, Inc. and Joseph V. DiTrolio
4.18*#	Conversion Labs, Inc. Confidential Employment Offer Letter, dated September 10, 2018, between Conversion Labs, Inc. and Ernie Ibarra
4.19*#	Employment Agreement, dated October 1, 2019, between Conversion Labs, Inc. and Ernie Ibarra
4.20*#	Conversion Labs, Inc. Confidential Employment & Investment Term Sheet, dated February 10, 2020, between Conversion Labs, Inc. and Kenny Bae
4.21*#	Conversion Labs, Inc. Confidential Employment Offer Letter, dated August 1, 2020, between Conversion Labs, Inc. and Stephanie Sumell
4.22*#	Conversion Labs, Inc. Confidential Employment Term Sheet, dated August 28, 2020, between Conversion Labs, Inc. and Tucker Crisfield
4.23*#	Conversion Labs, Inc. Confidential Employment & Investment Term Sheet, dated September 28, 2020, between Conversion Labs, Inc. and Michael Scully
4.24*#	Conversion Labs, Inc. Confidential Employment Term Sheet, dated December 1, 2020, between Conversion Labs, Inc. and Ryan Norton
4.25*#	Non-Qualified Stock Option Agreement, dated October 8, 2021, between LifeMD, Inc. and John V. McMillin IV
4.26*#	Non-Qualified Stock Option Agreement, dated November 9, 2021, between LifeMD, Inc. and Kenny Bae
4.27*#	Employment Agreement, dated December 13, 2021, between LifeMD, Inc. and Dennis Wijnker
4.28*	Bonus Agreement, between August 16, 2017, between ImmuDyne, Inc. and Brian Schreiber DBA BV Global Fulfillment, LLC
4.29*#	Employment Agreement, dated October 1, 2019, between Conversion Labs, Inc. and Michael Angulo
4.30	Director Agreement, dated July 1, 2017, between ImmuDyne, Inc. and John R. Strawn Jr.
5.1*	Opinion of Dorsey & Whitney LLP
23.1*	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1 hereto)
23.2*	Consent of Marcum LLP, independent registered public accounting firm of LifeMD, Inc.
23.3*	Consent of Friedman LLP, independent registered public accounting firm of LifeMD, Inc.
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.
#	Portions of this exhibit have been redacted in compliance with Items 601(a)(6) or 601(b) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on December 21, 2023.

LIFEMD, INC.

By	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justin Schreiber, Marc Benathen and Eric Yecies as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file all amendments (including, without limitation, post- effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Justin Schreiber	Chief Executive Officer and Director	December 21, 2023
Justin Schreiber	(Principal Executive Officer)

/s/ Marc Benathen	Chief Financial Officer	December 21, 2023
Marc Benathen	(Principal Financial Officer)

/s/ Maria Stan	Principal Accounting Officer and Controller	December 21, 2023
Maria Stan	(Principal Accounting Officer)

/s/ Naveen Bhatia	Director	December 21, 2023
Naveen Bhatia

/s/ John R. Strawn, Jr.	Director	December 21, 2023
John R. Strawn, Jr.

/s/ Roberto Simon	Director	December 21, 2023
Roberto Simon

/s/ Joseph DiTrolio	Director	December 21, 2023
Joseph DiTrolio

/s/ Robert Jindal	Director	December 21, 2023
Robert Jindal

/s/ Joan LaRovere	Director	December 21, 2023
Joan LaRovere

/s/ William J. Febbo	Director	December 21, 2023
William J. Febbo